Exhibit 10.17

                       Clean Coal Power Initiative
                            Repayment Agreement
              Between the U.S. Department of Energy and ADA-ES

In consideration of the United States Department of Energy ("DOE") support for a clean coal technology demonstration project under DOE's Clean Coal Power Initiative ("CCPI"), for which ADA-ES, Inc., (defined herein as the "Obligor"), acknowledges it shall receive substantial benefit, Obligor hereby agrees to repay the Department of Energy in accordance with the terms and conditions set forth below.

ARTICLE I.   OBJECTIVE

The purpose of this Repayment Agreement is to set forth the terms and conditions under which Obligor shall repay to DOE an amount up to, but not to exceed, the DOE share paid under Cooperative Agreement DE-FC26-03NT41766 awarded to Wisconsin Electric Power Company (We Energies). The Cooperative Agreement includes: (i) the demonstration of EPRI's TOXECON technology (U.S. Patent No. 5,505,766), as further defined herein below; (ii) testing of mercury Sorbents including activated carbon (AC) and testing of Sorbents for removal of SOx, NOx or other toxic gases; (iii) the demonstration of mercury continuous emission monitor (CEM) technology; and, (iv) testing of sorbent injection systems (SIS).

ARTICLE II.  DEFINITIONS

"AC" (activated carbon) means any activated carbon used in conjunction with TOXECON Demonstration Technology, regardless of whether such activated carbon is tested during the CCPI Project.

"CCPI Project" means the work conducted pursuant to the Cooperative
Agreement.

"CEM Equipment" means equipment required in a commercial installation of a mercury continuous emission monitoring system for use in coal-fired power plants in North America. CEM Equipment may be used in conjunction with, or independent of, the TOXECON Demonstration
Technology. CEM Equipment is identified in Exhibit A.

"Cooperative Agreement" means the financial assistance award made by the United States Department of Energy (DOE) to We Energies, Instrument Number DE-FC26-03NT41766 and subsequent amendments

"Cooperative Agreement Recipient" means the organization that received the award of the Cooperative Agreement.

"DOE Share" means the portion of the Total Project Costs paid by DOE under the Cooperative Agreement.

"Novel Sorbent" means Sorbent material not in commercial use for pollution control by duct injection in a power system at the time of the award of the Cooperative Agreement and is tested in the CCPI
Project.

"Obligor" means the organization, ADA-ES Inc., which is responsible for repayment under this Repayment Agreement. Obligor includes the organization's successors and assigns.

"Repayment Period" means the period of time during which the Obligor is required to make payments under this Repayment Agreement.

"SIS Equipment" means a subset of the TOXECON Equipment used to store and inject Sorbent into a coal-fired flue gas stream for use in conjunction with the Demonstration Technology in North America. SIS Equipment is identified in Exhibit B.

"SIS Equipment Costs" means the total uninstalled cost of SIS
Equipment.

"Sorbent" means material that is used to capture mercury vapor, sulfur dioxide, nitrogen oxides, or other toxic gases from a coal-fired gas stream and is tested in the CCPI Project.

"Total Project Cost" means the amount of allowable direct and indirect costs incurred and paid, in part, by DOE under the cooperative agreement.

TOXECON Equipment means the equipment set forth in Exhibit C.

ARTICLE III.  TERM OF THIS REPAYMENT AGREEMENT

This Repayment Agreement shall be effective upon signature by Obligor and DOE. The Repayment Period shall begin on the first day of Budget Period 2 of the Cooperative Agreement. This Repayment Agreement shall expire 20 years after the date the Repayment Period begins, or on the date the entire DOE Share has been repaid, whichever occurs first. However, if the Cooperative Agreement Recipient withdraws or terminates its participation under the Cooperative Agreement, or the project is terminated in accordance with Paragraph 2.35 (Termination) of the Cooperative Agreement, or terminated due to DOE's disapproval of a continuation application in accordance with Paragraph 2.9 (Continuation Application) of the Cooperative Agreement, this Repayment Period shall begin on the date the Cooperative Agreement is terminated or on the first day of Budget Period 2 of the Cooperative Agreement, whichever is earlier. This Repayment Agreement may be terminated upon a determination by the Secretary of Energy or his/her designee that repayment places the Obligor at a competitive disadvantage in domestic or international markets.

ARTICLE IV.  DEMONSTRATION TECHNOLOGY

For purposes of this Repayment Agreement:
(1) "TOXECON Demonstration Technology" shall consist of EPRI's proprietary TOXECON (U.S. Patent No. 5,505,766) technology and any modifications and/or improvements to the TOXECON technology for use in coal-fired gas streams; and,
(2) "CEM Demonstration Technology" shall consist of continuous emission monitors for measuring mercury concentrations in coal-fired gas streams.

ARTICLE V.  BASIS FOR REPAYMENT

(A) Subject to the ceilings set forth below, Obligor and EPRI have agreed to repay DOE based on revenue derived from the sources listed below

							Ceiling (% of DOE Share)

		TOXECON and SIS Equipment - 	 60 (EPRI)
		AC and Novel Sorbent-		 60 (ADA-ES)
		CEM Equipment -			 20 (ADA-ES)
		SIS Equipment -	 		 60 (ADA-ES)

Obligor shall not be required to make repayment from revenue sources listed above once DOE has been paid the ceiling amount for that revenue source.

(B) DOE has entered into separate repayment agreements with Obligor and EPRI. Repayment under either agreement shall accumulate for the purpose of satisfying the total repayment obligation. Repayment from EPRI based on SIS Equipment revenues shall be credited toward satisfaction of Obligor's repayment obligation from SIS Equipment revenue sources.

(C) In the Cooperative Agreement, DOE and We Energies have agreed that Sorbent suppliers, other than Obligor, who demonstrate AC and Novel Sorbents under the Cooperative Agreement, will be required to enter into a repayment agreement with DOE to pay at least a 1.5% fee on AC and Novel Sorbent sales made in conjunction with commercial use of the TOXECON Demonstration Technology. Any repayment made under such agreements shall be credited toward satisfaction of the repayment obligation from AC and Novel Sorbent revenue sources and the total repayment obligation under this Repayment Agreement.

(D) The Obligor's repayment obligation shall be based only on the receipt by Obligor of revenues derived from (1) sales/lease of CEM Equipment and SIS Equipment, and (2) sale of AC and Novel Sorbent, for use at coal-fired power generation facilities located in North America as further described below.

(E) The Obligor shall pay DOE as follows:

CEM Equipment          5% of revenues from CEM Equipment.

SIS Equipment          5% of revenues from SIS Equipment used in
conjunction with the TOXECON Demonstration
Technology.

AC and Novel Sorbent:

(1) 15% of commissions received by Obligor from the sale of AC and Novel Sorbent used in conjunction with the TOXECON Demonstration Technology, plus

(2)  100% of amounts received by Obligor from Norit
Americas, Inc., for AC and Novel Sorbent sales used in conjunction with the TOXECON Demonstration Technology pursuant to the TOXEXON Sorbent Sale Repayment Agreement between Obligor and Norit Americas, Inc., attached hereto as Exhibit D.

This Repayment Agreement is entered into based on Obligor's expectation to market CEM Equipment and SIS Equipment through direct sales and/or
leases to end users.   In the event Obligor markets CEM Equipment
and/or SIS Equipment through approaches not contemplated herein, Obligor shall submit a request to DOE to modify the repayment agreement to account for the approach. The parties agree that any revised repayment agreement shall provide repayment to DOE, on an installation by installation basis, in an amount equal to the amount DOE would have received if the CEM Equipment and/or SIS Equipment were sold directly by Obligor.

ARTICLE VI.  SCHEDULE OF REPAYMENTS

Payments to DOE shall be due within 60 days after each one-year period following the first day of the Repayment Period.

Sales/leases shall be considered transactions subject to this Repayment Agreement if contracts or purchase orders are placed prior to the expiration date of the Repayment Agreement. Payments shall be due in the year Obligor receives revenue from each transaction.

ARTICLE VII.  OBLIGOR REPORTING AND RECORD RETENTION REQUIREMENTS

(A)  Annual Report to DOE
Within 60 days after the end of each one-year period, the Obligor shall submit a written report to DOE which, for the one-year period just elapsed, provides the applicable data described below:

	(1)	The total dollar amount of repayment from Obligor accruing
to DOE;
	(2)	A description of each transaction from which the repayment
obligation accrued, including the date of such transaction.
	(3)	The total amount paid to DOE for all years, the amount
remaining to be repaid, and the amounts to be repaid based on revenues derived from each of the CEM Equipment, SIS
Equipment, AC and Novel Sorbent sales in succeeding years under this Repayment Agreement.

(B)  Period of Retention

With respect to each annual report to DOE, the Obligor shall retain, for the period of time prescribed in this paragraph, all related financial records, supporting documents, statistical records, and any other records the Obligor reasonably considers to be pertinent to this Repayment Agreement. The period of required retention shall be from the date each such record is created or received by the Obligor until three years after one of the following dates, whichever is earlier: the date the related annual report is received by DOE; or the date this Repayment Agreement expires, or the final payment to DOE is received. If any claim, litigation, negotiation, investigation, audit, or other action involving the records starts before the expiration of the three-year retention period, the Obligor shall retain the records until such action is completed and all related issues are resolved, or until the end of the three-year retention period, whichever is later. The Obligor shall not be required to retain any records which have been transmitted to DOE by the Obligor.

(C)  Authorized Copies
Copies made by microfilm, photocopying, or similar methods may be substituted for original records. Records originally created by computer may be retained on an electronic medium, provided such medium is "read only" or is protected in such a manner that the electronic record can be authenticated as an original record.

(D)  Access to Records
DOE and the Comptroller General of the United States, or any of their authorized representatives, shall have the right of access to any books, documents, papers, or other records (including those on electronic media) which are pertinent to this Repayment Agreement. The purpose of such access is limited to the making of audits, examinations, excerpts, and transcripts. The right of access described in this paragraph shall last as long as the Obligor retains records which are pertinent to this Repayment Agreement.

(E)  Restrictions on Public Disclosure
The Federal Freedom of Information Act (5 U.S.C. Section 552) does not apply to records the Obligor is required to retain by the terms of this Repayment Agreement. Unless otherwise required by law or a court of competent jurisdiction, the Obligor shall not be required to disclose such records to the public.

(F)  Flow Down of Records, Retention, and Access Requirements
Obligor shall include clauses substantially similar to the records retention and access requirements set forth in sections (B) and (D) of this Article in all agreements when necessary to fulfill the Obligor obligations under this Repayment Agreement.

ARTICLE VIII.  DEFAULT

If the Obligor fails to make payment within the time specified in
Article VI or submit the annual report within the time specified in
Article VII, Obligor shall be in default of this Repayment Agreement. If Obligor fails to cure the default within sixty (60) days after receipt of notice of the default from DOE, notwithstanding any provision of the Cooperative Agreement or Repayment Agreement to the contrary, the total unpaid amount shall be immediately payable to DOE.

ARTICLE IX.  COMMERCIALIZATION

The Obligor agrees to exercise its best efforts to commercialize, or to assist others to commercialize, domestically and worldwide the TOXECON and CEM Demonstration Technology.

ARTICLE X.  COMMERCIALIZATION REPORT

For three (3) years after completion of the demonstration project, the Obligor shall submit a report (the "Commercialization Report") describing the Obligor's progress and success in commercializing the TOXECON and CEM Demonstration Technology used during the project as well as technology derived from the TOXECON and CEM Demonstration Technology. The purpose of the report is to assist DOE in determining the benefits obtained from DOE support of technology development. The Commercialization Report is independent from the annual report required in Article VII above and is not limited to the sale or licensing of the TOXECON and CEM Demonstration Technology. The Commercialization Report shall include a discussion of the Obligor's efforts to commercialize the technology. The Commercialization Report shall also include descriptions and locations of all significant technology, embodied in the CCPI Project or derived from technology embodied in the CCPI Project, that was successfully implemented during the preceding year. The Commercialization Report shall also include a discussion of any impediments to the commercialization of the TOXECON and CEM Demonstration Technology. The Commercialization Report shall be due on June 30 of each year.

ARTICLE XI.  DOE REPORTING AND RECORD RETENTION REQUIREMENTS

Annual Report to Obligor

Within 90 days after the end of each one-year period, DOE shall submit a written report to Obligor which, for the one-year period just elapsed, provides the total dollar amount of repayment received by DOE from all sources related to the DOE Share broken down by each revenue source. Obligor agrees that DOE may release such information, including data from Obligor, to other parties that are subject to repayment obligations related to the Cooperative Agreement.

ARTICLE XII.  OPTION TO SEPARATE INDIVIDUAL COMPONENTS OR BUSINESS

DOE and Obligor acknowledge that in an effort to commercialize the business of each component of this Repayment Agreement (the CEM, SIS, AC and Novel Sorbent) Obligor may elect and has the right to sell, transfer, assign or otherwise divest itself of the business related to any component to a financially responsible new entity or recipient. Notwithstanding Obligor's divestiture, transfer or assignment of the repayment obligation under this Repayment Agreement is subject to prior approval of DOE and execution of a novation agreement among DOE, Obligor and the new entity. DOE agrees that such approval shall not be unreasonably withheld.

ARTICLE XIII.  DISPUTES

Disputes arising under this Repayment Agreement shall be subject to the procedures set forth in 10 CFR 600.22 Disputes and Appeals.




ARTICLE XIV.  NOTICES

All payments, notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to DOE, at:		U.S. Department of Energy
National Energy Technology Laboratory
P.O. Box 10940
	Pittsburgh PA  15236
	Attention: Chief Counsel

If to ADA-ES, at:	8100 SouthPark Way, B-2
	Littleton, CO  80120
	Fax  303-734-0330
		Attention:  President

UNITED STATES DEPARTMENT OF ENERGY

Signature:    /s/ Richard Rogus		   4/6/04
--------------------------------            ----------------
Name:	Richard Rogus	                        Date
Title:	Contracting Officer


OBLIGOR (ADA-ES, Inc.)

Signature:    /s/ Michael D. Durham		   March 15, 2004
-----------------------------------          ----------------
Name:	Michael D. Durham, Ph.D.,  M.B.A.		Date
Title:	President, ADA-ES, Inc.